UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 7, 2017

Commission File Number	Exact Name of Registrants as Specified in their Charters, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification Number
1-14201	SEMPRA ENERGY (A California Corporation) 488 8th Avenue San Diego, California 92101 (619) 696-2000	33-0732627

1-03779	SAN DIEGO GAS & ELECTRIC COMPANY (A California Corporation) 8326 Century Park Court San Diego, California 92123 (619) 696-2000	95-1184800

1-01402	SOUTHERN CALIFORNIA GAS COMPANY (A California Corporation) 555 West Fifth Street Los Angeles, California 90013 (213) 244-1200	95-1240705

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K
Item 8.01 Other Events.
Petition for Modification Requesting Two-Year Extension to File Next Cost of Capital Application
On February 7, 2017, San Diego Gas & Electric Company (SDG&E), Southern California Gas Company (SoCalGas), Pacific Gas and Electric Company (PG&E) and Southern California Edison Company (Edison) (collectively, the Joint Investor-Owned Utilities or Joint IOUs), along with the Office of Ratepayer Advocates (ORA) and The Utility Reform Network (TURN), filed a Joint Petition for Modification (PFM) with the California Public Utilities Commission (CPUC) seeking a two-year extension for each of the Joint IOUs to file its next respective Cost of Capital application. The PFM reflects a memorandum of understanding (MOU) among the joint parties to modify previous CPUC Decisions (D.) 12-12-034 and 13-03-015, extending the date to file the next Cost of Capital application from April 20, 2017 to April 22, 2019 for a 2020 test year.
In addition to the two-year extension of the deadline to file the next Cost of Capital application, the MOU contains the following provisions agreed to by the Joint IOUs, ORA and TURN:

•	Effective January 1, 2018 the Joint IOUs will update their cost of capital for the following:

◦
True-up of long-term debt costs to reflect actual August 2017 embedded costs and forecasted interest rates for variable interest rate long-term debt and new long-term debt issuances scheduled from September 2017 through December 2018

◦
An update to preferred stock costs for any new issuances since January 1, 2013 and any new preferred stock anticipated to be issued in 2017-2018 (for SDG&E and SoCalGas, there have been no such issuances since January 1, 2013 and no issuances are anticipated through 2018)

◦	An adjustment to the Return on Equity (ROE) effective January 1, 2018 through December 31, 2019 for SDG&E and SoCalGas as follows:

	Current ROE	Adjusted ROE	Change
SDG&E	10.30%	10.20%	(0.10)%
SoCalGas	10.10%	10.05%	(0.05)%

◦
The Cost of Capital adjustment mechanism (CCM) will be in effect to adjust 2019 cost of capital, if necessary. Unless changed by the operation of the CCM, the updated costs of long-term debt and preferred stock (if applicable) and new ROEs will remain in effect through December 31, 2019

◦	Ratemaking capital structures, as shown below, will remain at previously adopted levels until modified, if at all, by a future Cost of Capital decision by the CPUC:

	Long-term Debt	Preferred Stock	Common Equity
SDG&E	45.25%	2.75%	52.00%
SoCalGas	45.60%	2.40%	52.00%

•
The Joint IOUs have agreed to incur a combined $5 million in costs to create and administer a program to assist low income customers in obtaining Section 8 qualified housing. SDG&E’s and SoCalGas’ combined share of the $5 million is expected to be approximately $1.2 million.

The PFM is subject to final approval by the CPUC. If and once adopted, the Joint IOUs would submit their individual updated cost of capital and corresponding revenue requirement impacts to the CPUC in September 2017 to become effective January 1, 2018. While the actual changes to the revenue requirements resulting from this PFM would not be known until the above-mentioned filing is submitted and the actual cost of debt through August 2017 and forecasted cost through 2018 is quantified in the third quarter of 2017, SDG&E and SoCalGas estimate that the reductions in their annual revenue requirements will be within a range of $16 million to $24 million and $44 million to $52 million, respectively, beginning in 2018.
We provide additional information regarding the CPUC’s cost of capital proceeding and the CCM in Note 14 of the Notes to Consolidated Financial Statements in Sempra Energy’s, SDG&E’s and SoCalGas’ combined Annual Report on Form 10-K for the year ended December 31, 2015.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
We make statements in this report that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are necessarily based upon assumptions with respect to the future, involve risks and uncertainties, and are not guarantees of performance. These forward-looking statements represent our estimates and assumptions only as of the filing date of this report. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors.
In this report, when we use words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “contemplates,” “intends,” “assumes,” “depends,” “should,” “could,” “would,” “will,” “confident,” “may,” “potential,” “possible,” “proposed,” “target,” “pursue,” “goals,” “outlook,” “maintain,” or similar expressions, or when we discuss our guidance, strategy, plans, goals, opportunities, projections, initiatives, objectives or intentions, we are making forward-looking statements.
Factors, among others, that could cause our actual results and future actions to differ materially from those described in forward-looking statements include

•	local, regional, national and international economic, competitive, political, legislative, legal and regulatory conditions, decisions and developments;

•
actions and the timing of actions, including general rate case decisions, new regulations, issuances of permits to construct, operate, and maintain facilities and equipment and to use land, franchise agreements and licenses for operation, by the California Public Utilities Commission, California State Legislature, U.S. Department of Energy, California Division of Oil, Gas, and Geothermal Resources, Federal Energy Regulatory Commission, Nuclear Regulatory Commission, California Energy Commission, U.S. Environmental Protection Agency, Pipeline and Hazardous Materials Safety Administration, California Air Resources Board, South Coast Air Quality Management District, Los Angeles County Department of Public Health, Mexican Competition Commission, states, cities and counties, and other regulatory and governmental bodies in the countries in which we operate;

•
the timing and success of business development efforts and construction, maintenance and capital projects, including risks in obtaining, maintaining or extending permits, licenses, certificates and other authorizations on a timely basis, risks in obtaining the consent of our partners, and risks in obtaining adequate and competitive financing for such projects;

•	the resolution of civil and criminal litigation and regulatory investigations;

•
deviations from regulatory precedent or practice that result in a reallocation of benefits or burdens among shareholders and ratepayers, and delays in, or disallowance or denial of, regulatory agency authorization to recover costs in rates from customers or regulatory agency approval for projects required to enhance safety and reliability;

•
the availability of electric power, natural gas and liquefied natural gas, and natural gas pipeline and storage capacity, including disruptions caused by failures in the North American transmission grid, moratoriums on the ability to withdraw natural gas from or inject natural gas into storage facilities, pipeline explosions and equipment failures;

•
energy markets; the timing and extent of changes and volatility in commodity prices; moves to reduce or eliminate reliance on natural gas as an energy source; and the impact on the value of our natural gas storage and related assets and our investments from low natural gas prices, low volatility of natural gas prices and the inability to procure favorable long-term contracts for natural gas storage services;

•
risks posed by decisions and actions of third parties who control the operations of investments in which we do not have a controlling interest, and risks that our partners or counterparties will be unable (due to liquidity issues, bankruptcy or otherwise) or unwilling to fulfill their contractual commitments;

•
weather conditions, natural disasters, catastrophic accidents, equipment failures, terrorist attacks and other events that may disrupt our operations, damage our facilities and systems, cause the release of greenhouse gases, radioactive materials and harmful emissions, and subject us to third-party liability for property damage or personal injuries, fines and penalties, some of which may not be covered by insurance (including costs in excess of applicable policy limits) or may be disputed by insurers;

•
cybersecurity threats to the energy grid, natural gas storage and pipeline infrastructure, the information and systems used to operate our businesses and the confidentiality of our proprietary information and the personal information of our customers and employees;

•	the ability to win competitively bid infrastructure projects against a number of strong competitors willing to aggressively bid for these projects;

•	capital markets conditions, including the availability of credit and the liquidity of our investments, and inflation, interest and currency exchange rates;

•
disallowance of regulatory assets associated with, or decommissioning costs of, the San Onofre Nuclear Generating Station facility due to increased regulatory oversight, including motions to modify settlements;

•	expropriation of assets by foreign governments and title and other property disputes;

•
the impact on reliability of SDG&E’s electric transmission and distribution system due to increased amount and variability of power supply from renewable energy sources and increased reliance on natural gas and natural gas transmission systems;

•
the impact on competitive customer rates due to the growth in distributed and local power generation and the corresponding decrease in demand for power delivered through SDG&E’s electric transmission and distribution system;

•	the impact on customer rates and other adverse consequences due to possible departing retail load resulting from customers transferring to Direct Access and Community Choice Aggregation;

•
the inability or determination not to enter into long-term supply and sales agreements or long-term firm capacity agreements due to insufficient market interest, unattractive pricing or other factors; and

•	other uncertainties, all of which are difficult to predict and many of which are beyond our control.
We caution you not to rely unduly on any forward-looking statements. You should review and consider carefully the risks, uncertainties and other factors that affect our business as described herein and in our most recent Annual Report on Form 10-K and other reports that we file with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

SEMPRA ENERGY (Registrant)
Date: February 7, 2017	By: /s/ Trevor I. Mihalik
Trevor I. Mihalik Senior Vice President, Controller and Chief Accounting Officer

SAN DIEGO GAS & ELECTRIC COMPANY (Registrant)
Date: February 7, 2017	By: /s/ Bruce A. Folkmann
Bruce A. Folkmann Vice President, Controller and Chief Financial Officer

SOUTHERN CALIFORNIA GAS COMPANY (Registrant)
Date: February 7, 2017	By: /s/ Bruce A. Folkmann
Bruce A. Folkmann Vice President, Controller and Chief Financial Officer